Exhibit 10.18

Executive Officer Compensation

The annual base salaries for our executive officers as of January 1, 2012 are as follows:

Name	Title	Annual Base Salary
George A. Lopez, M.D.	Chairman of the Board, President and Chief Executive Officer	$690,100
Alison D. Burcar	Vice President of Product Development	$231,750
Richard A. Costello	Vice President of Sales	$346,080
Scott E. Lamb	Chief Financial Officer	$372,448
Steven C. Riggs	Vice President of Operations	$339,900

2011 Discretionary Bonuses:

In July 2011, the Compensation Committee of the Board of Directors approved payment of bonuses to the above named officers for the first half of 2011, and in January 2012, the Compensation Committee approved bonuses to each of the above named officers for the second half of 2011. The amount of the bonuses for the first half of 2011 were previously reported in the Current Report on Form 8-K filed with the SEC on July 21, 2011, and the amount of the bonuses for the second half of 2011 were previously reported in the Current Report on Form 8-K filed with the SEC on February 2, 2012, each of which reports are incorporated herein by reference.